Bank SNB Completes Acquisition of First Commercial Bank

Adds branches in OKC market and expands into Colorado

$2 BILLION-ASSET
BANK SNB
ACQUIRES FIRST
COMMERCIAL BANK
Southwest
Bancorp, Inc.
Nasdaq

(From left to right:  Joe Shockley, CFO, Russ Teubner, Chairman of the Board,

Mark Funke, CEO, and Rusty LaForge, General Counsel)

STILLWATER, Okla., October 12, 2015 (GLOBE NEWSWIRE) – Bank SNB, an Oklahoma state banking corporation and wholly-owned subsidiary of Southwest Bancorp, Inc. (Nasdaq:OKSB) (“Southwest”), announced today that it has completed its previously announced acquisition by merger of the third-largest Edmond, Oklahoma-based bank, First Commercial Bank.  As result of the merger, Bank SNB now has five additional Oklahoma City metro banking centers as part of its network and four banking centers in the Colorado market  – three in Denver and one in Colorado Springs.    All of the banking centers will operate immediately under the name Bank SNB.  After announcing the agreement in May 2015, the merger was consummated after obtaining regulatory and shareholder approvals within Bank SNB’s expected timeframe.

The acquisition of First Commercial Bank increases Bank SNB’s total assets by $300 million to $2.3 billion.  The acquisition enhances Bank SNB’s presence in the Oklahoma City and Edmond markets, resulting in a top-10 deposit market share ranking for Bank SNB in the Oklahoma City MSA.  Bank SNB now has nine banking centers throughout the Oklahoma City MSA and a total of 33 throughout the bank’s four-state footprint.  Furthermore, the addition of four Colorado banking centers provides a strategic entry point into Colorado with the opportunity to grow and expand the market.

James (“Jim”) Canton, previously the President and CEO of First Commercial, was named Edmond Market President for Bank SNB.  “We are very pleased to have joined our organization with Bank SNB,” Canton said.  “We are excited about the expanded products and services that this partnership brings to our customers and the communities we serve.”

“Much thought and effort has gone into forming this partnership, and we believe it is an excellent opportunity for our bank and all of our combined customers,” said Mark W. Funke, President and CEO of Bank SNB and Southwest. “We welcome Jim Canton and the rest of his team as we now collectively look forward to providing enhanced services in our markets including advanced treasury management services and products and services tailored to the healthcare industry.  Together we welcome First Commercial’s customers, and we look forward to providing the expert service that our customers deserve and the resources they need.  This expansion enables us to give more customers the resources to help them be successful and offers more convenience to our customers in Oklahoma and Colorado.”

With respect to Bank SNB’s expansion into Colorado, Funke added,  “Bank SNB has been serving a number of Colorado customers from its Oklahoma base.  We are particularly excited about the enhanced services that Bank SNB can provide to Colorado-based customers now that Bank SNB has established this physical presence in the Colorado market.”

Immediately following the completion of the merger, Bank SNB and Southwest also welcomed to its Board of Directors Steve Davis, an Oklahoma City attorney and businessman who previously served as Chairman of the Board of First Commercial.  “First Commercial’s Board of Directors unanimously supported this business combination with Bank SNB.  We believe it brings substantial benefits to our shareholders and to our customers”, Davis said.  “Bank SNB understands our markets well and has a track record of giving back to the communities it serves.  We’re looking forward to the benefits our customers will realize from the combination of two banks’ cultures that have always emphasized quality service and personal attention.”

About Southwest Bancorp, Inc. and Bank SNB

Southwest Bancorp, Inc. is the holding company for Bank SNB, an Oklahoma state banking corporation. Through Bank SNB, Southwest offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, Kansas and now Colorado, and on the Internet, through Bank SNB DirectBanker®. Southwest was organized in 1981 as the holding company for Bank SNB, which was chartered in 1894. For more information, visit www.oksb.com or www.banksnb.com.

Forward-Looking Statements

This press release, and future oral and written statements of Southwest and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Southwest’s results of operations, financial condition, objectives, plans, business, future performance, industry conditions and future economic performance. All forward-looking statements are subject to risks, assumptions, and uncertainties. Our actual results may differ materially from those set forth in any forward-looking statement. Some of the risks or factors that may cause our actual results or other future events, circumstances, or goals to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31st, 2014, Current Reports on Form 8-K, our Quarterly Reports on Form 10-Q, or other applicable documents that are filed with the Securities and Exchange Commission. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Southwest undertakes no obligation to update any forward-looking statement to reflect the impact of new information or future events.

CONTACT: Mark W. Funke

President & CEO

Joe T. Shockley, Jr.

EVP & CFO

(405) 372-2230

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